UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 16, 2013

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(253) 924-2345

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signature
Exhibit Index
Exhibit 5.1
Exhibit 5.2
Exhibit 8.1
Exhibit 8.2
Exhibit 8.3
Exhibit 10.1
Exhibit 10.2

In addition to the matters discussed in Item 5.02 below, this Current Report on Form 8-K is being filed in connection with Weyerhaeuser Company’s (“Weyerhaeuser” or the “Company”) offering of 4.625% Notes due 2023 (the “Notes”) with the purpose of incorporating certain exhibits filed herewith by reference into the Registration Statement on Form S-3 (File No. 333-182403) (the “Registration Statement”) of the Company. These certain exhibits are attached hereto as Exhibits 5.1, 5.2, 8.1, 8.2 and 8.3 and are opinions and consents required with respect thereto relating to the Notes. See the Exhibit Index following the signature page of this report, which Exhibit Index is incorporated by reference here.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Agreement

On September 16, 2013, the Company entered into a change in control agreement with Doyle Simons, the Company’s president and chief executive officer. As previously disclosed, the Company has entered into similar change in control agreements with its other executive officers. The agreement provides for specified payments and other benefits if Mr. Simons’ employment is terminated by the Company or its successor during the period beginning on the effective date of a change in control of the Company and ending 24 months after a change in control. Change in control payments are not made if the termination is for cause, retirement, disability or death. Change in control payments also may be required if Mr. Simons leaves voluntarily because of significant changes in his circumstances following the change in control. If Mr. Simons is terminated without cause or leaves for good reason (as defined in the agreement) during the period described above following a change in control, he will be entitled to receive: (i) an amount equal to three times the highest rate of his annualized base salary rate in effect prior to the change in control; (ii) three times his target annual bonus established for the bonus plan year in which the date of termination occurs; (iii) an amount equal to his unpaid base salary and accrued vacation pay through his last day of work; (iv) his earned annual bonus prorated for the number of days in the fiscal year through the date of his termination; (v) a lump sum payment of seventy-five thousand dollars (net of required payroll and income tax withholding) to assist in paying for replacement health and welfare coverage following the date of termination; (vi) full vesting of his benefits under supplemental retirement plans in which he participates; and (vii) full vesting of equity awards, termination or lapsing of restrictions on equity awards and recognition of target payout opportunities attainable under performance-based equity awards. Payments under the change in control agreement are conditioned on receipt by the Company of a non-competition and release agreement from Mr. Simons. The foregoing description of the change in control agreement is a summary and is qualified in its entirety by reference to the change in control agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Severance Agreement

On September 16, 2013, the Company entered into a severance agreement with Mr. Simons. As previously disclosed, the Company has entered into similar severance agreements with its other executive officers. The agreement provides for severance benefits if Mr. Simons’ employment is terminated outside of a change in control unless the termination is for cause, or is the result of the Company’s mandatory retirement policy, death, disability or voluntary termination by Mr. Simons. The severance benefit payable under the agreement is an amount equal to: (i) two times the highest rate of his annualized base salary rate in effect prior to termination; (ii) two times his target annual bonus established for the bonus plan year in which the date of termination occurs; (iii) his unpaid base salary and accrued vacation pay through his last day of work; (iv) his earned annual bonus prorated for the number of days in the fiscal year through the date of his termination; and (v) a lump sum payment of ten thousand dollars (net of required payroll and income tax withholding) to assist in paying for replacement health and welfare coverage following the date of termination. Payments under the severance agreement are conditioned on receipt by the Company of a non-competition and release agreement from Mr. Simons. The foregoing description of the severance agreement is a summary and is qualified in its entirety by reference to the severance agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: See Exhibit Index following the signature page of this Report, which is incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEYERHAEUSER COMPANY

September 17, 2013	By:	/s/ Jeanne M. Hillman
Name: Jeanne M. Hillman Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Devin W. Stockfish, Esq., Assistant General Counsel of Weyerhaeuser Company, relating to the Notes (including the consent required with respect thereto)

5.2	Opinion of Cravath, Swaine & Moore LLP relating to the Notes (including the consent required with respect thereto)

8.1	Opinion of KPMG LLP as to certain tax matters

8.2	Consent of KPMG LLP

8.3	Opinion of Covington & Burling LLP as to certain tax matters relating to the Notes (including the consent required with respect thereto)

10.1	Executive Change in Control Agreement (Tier I), dated September 16, 2013, between Weyerhaeuser Company and Doyle R. Simons

10.2	Executive Severance Agreement (Tier I), dated September 16, 2013, between Weyerhaeuser Company and Doyle R. Simons